EXHIBIT 23.2








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Form S-8 Registration Statement No. 333-08609 of Greene County Bancshares, Inc. of our report dated January 18, 2001 on the consolidated financial statements of Greene County Bancshares, Inc. as of December 31, 2000 and for the year then ended as included in the registrant's annual report on Form 10-K.




                                             /s/ Crowe, Chizek and Company LLP

Louisville, Kentucky
March 29, 2001